Exhibit 10.4

THE CHUBB CORPORATION LONG-TERM STOCK
INCENTIVE PLAN (2004)

Performance Share Award Agreement
Amendment
No. 1

This Amendment No. 1 (this “Amendment”), is made and entered into as of                   , 2007 by and between The Chubb Corporation (the “Corporation”) and                   (the “Participant”), pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the “Plan”).  Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.  If any provision of this Amendment conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, the Corporation and the Participant are parties to that certain Performance Share Award Agreement, dated as of                    , 2006 (the “Agreement”);

WHEREAS, the Corporation and the Participant desire to amend the Agreement as set forth below;

NOW THEREFORE, the Participant and the Corporation agree as follows:

1.             Section 2(c) of the Agreement is hereby deleted in its entirety and all references thereto in the Agreement shall be disregarded.

2.             Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Performance Cycle.  The Performance Cycle for this Award shall commence on January 1, 2006, and shall end on December 31, 2008.”

3.             Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Qualifying Termination of Employment.  If the Participant’s employment terminates by reason of a Qualifying Termination of Employment on or after December 31, 2006, the Participant shall be entitled to receive the same Payment Values (without pro-ration) in respect of the Performance Shares covered by the Award as would have been payable, and at the same time and subject to the same conditions, had his or her employment continued until the end of the Performance Cycle.”

4.             Section 17 of the Agreement is hereby amended and restated in its entirety to read as follows:

                “Amendment.  This Agreement may not be altered, modified or amended except by a written instrument signed by the Corporation and the Participant.  Notwithstanding the foregoing sentence, to the extent determined necessary or advisable by the Committee in its sole discretion, the Agreement shall be interpreted to the extent possible to comply with the provisions of Section 409A of the Code (or, if applicable, to avoid application of such Code section).  Participant hereby consents to any amendments to this Agreement that the Committee, in its sole discretion, determines are necessary or advisable to comply with the provisions of Section 409A of the Code (or, if applicable, to avoid application of such Code section).  Adjustments made pursuant to this Section 17 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of Section 409A of the Code (or, if applicable, to avoid application of such Code section).  As soon as is administratively practicable following the date of any such amendments, the Corporation shall notify the Participant of any amendments to this Agreement made pursuant to this Section 17 in order to comply with Section 409A of the Code (or, if applicable, to avoid application of such Code section); provided, however, that failure to provide such notice shall not invalidate or otherwise impair the enforceability of such amendments.  For purposes of this Section 17, Section 409A of the Code refers to such Code section as well as to any successor or companion provisions thereto and any regulations promulgated thereunder.”

5.             This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

6.             The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

7.             This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.  This Amendment may be executed by the Participant by means of manual signature, electronic signature or electronic acceptance.

8.             This Amendment shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns.  Nothing in this Amendment, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Amendment as of the date set forth above.

THE CHUBB CORPORATION
By:

Chairman, President & Chief Executive Officer

By:

Participant